U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2004

KAISER GROUP HOLDINGS, INC.

(successor issuer to Kaiser Group International, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	File No. 1-12248	54-2014870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12303 Airport Way, Suite 125

Broomfield, Colorado  80021

(Address of principal executive offices, including zip code)

720-889-2770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 10, 2004, Kaiser Group Holdings, Inc. (the “Company”) announced the election of Douglas W. McMinn, age 57, as President and Chief Executive Officer, and as a director, effective September 9, 2004, to fill the vacancy created by the resignation of John T. Grigsby, Jr.  The Company has not at this time entered into an employment agreement with Mr. McMinn in respect of his new positions.

The Company also announced the enlargement of the Board of Directors to five and the election of Mark S. Tennenbaum as a member of its Board of Directors effective September 13, 2004.  Mr. Tennenbaum was recommended by his father, Michael S. Tennenbaum, who is the beneficial owner of the largest block of the Company’s common stock.  No decision has been made at this time as to which Board committee(s) Mark S. Tennenbaum will serve on, but the Company expects that he will serve on the Audit and/or Compensation Committees.

A copy of the Company’s Press Release dated September 10, 2004 is attached hereto as Exhibit 20 and incorporated therein by reference.

Item 9.01            Financial Statements and Exhibits

Exhibit 20 – Press release of Kaiser Group Holdings, Inc. dated September 10, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER GROUP HOLDINGS, INC.
(Registrant)

/s/ James J. Maiwurm
James J. Maiwurm
Chairman of the Board of Directors

Date:	September 10, 2004